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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-12
AXONYX INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AXONYX INC.

NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2001

TO THE HOLDERS OF THE COMMON STOCK:

    PLEASE TAKE NOTICE that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Axonyx Inc., a Nevada corporation (the "Company"), will be held in the Morrison Room at the Benjamin Hotel, 125 East 50th St., New York, NY 10022 at 9:30 a.m. on June 14, 2001, or at any and all adjournments thereof, for the following purposes, as more fully described in the attached Proxy Statement. At the Annual Meeting, you will be asked to vote on the following matters:

  1.
  To elect seven directors to our Board of Directors to hold office until our 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of Richard A. Eisner & Company, LLP as auditors of our financial statements for the fiscal year ending December 31, 2001; and

  3.
  To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

    Only stockholders of record, as shown on the transfer books of the Company, at the close of business on May 16, 2001 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the Annual Meeting.

    Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors
/s/ MARVIN S. HAUSMAN, M.D. Marvin S. Hausman, M.D. President & Chief Executive Officer
May 22, 2001

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

PROXY STATEMENT FOR ANNUAL MEETING
TO BE HELD JUNE 14, 2001

GENERAL INFORMATION

    The accompanying proxy is solicited by the board of directors of Axonyx Inc. (the "Board of Directors") with its principal executive offices at 825 Third Avenue, 40th Floor, New York, New York 10022 ("Axonyx" or the "Company") to be voted at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 14, 2001, and any adjournment thereof. When a proxy is properly executed and returned to Axonyx in time for the Annual Meeting, the shares it represents will be voted by the proxy holders in accordance with the instructions given in the proxy. If no direction is given in the proxy, the votes represented thereby will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the Company's stockholders for approval. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. This Proxy Statement and the accompanying proxy are being sent to stockholders on or about May 22, 2001.

PROXY REVOCATION PROCEDURE

    A proxy may be revoked at any time before it has been exercised by written notice of revocation given to the Secretary of the Company, by executing and delivering to the Secretary a proxy dated as of a later date than the enclosed proxy provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

ABSTENTIONS, BROKER NON-VOTES

    Abstentions will be deemed to be present at the Annual Meeting for purposes of determining a quorum and will be counted as voting (but not "for" or "against") with regard to the issue to which the abstention relates. Any "broker non-vote" also will be deemed to be present for quorum purposes, but will not be counted as voting with regard to the issue to which it relates.

HOLDERS OF RECORD, QUORUM

    Holders of record of common stock, our only class of voting securities, at the close of business on May 16, 2001 are entitled to vote at the Annual Meeting. There were 15,277,371 shares of common stock outstanding as of the record date. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the Annual Meeting.

PROXY COMMITTEE

    The Board of Directors of the Company has appointed a Proxy Committee consisting of Michael Strage and Michael Espey in whose names the proxies are solicited on behalf of the Company and the Board of Directors.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors

    The Company's business is managed under the direction of its Board of Directors. The Board of Directors has designated as nominees for election the seven directors currently serving on the Board. See "Nominees for Director" below for profiles of the nominees. After the election of seven directors at the meeting, the Company will have seven directors.

    All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends. The Company has no reason to believe that any nominee will be unavailable.

    THE BOARD RECOMMENDS A VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED BELOW. The holders of common stock of the Company are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date. As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees. Except to the extent that a stockholder withholds votes from any and all nominees, the persons named in the proxy, in their sole discretion, will vote such proxy for the election of the nominees listed below. The seven nominees who receive the most votes shall be elected as directors. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

Nominees for Director

    The following persons have been nominated by the Board of Directors for election to the Board of Directors:

Name	Age	Position
Albert D. Angel(1),(2),(3)	63	Chairman of the Board
Gosse B. Bruinsma	47	Chief Operating Officer
Abraham E. Cohen(1),(2)	63	Director
Michael R. Espey	39	Director, General Counsel, Vice President, Secretary
Marvin S. Hausman, M.D.(3)	59	Director, President & Chief Executive Officer
Michael M. Strage	41	Director, Chief Administrative Officer, Vice President, Treasurer
Christopher Wetherhill(1),(2)	52	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

(3)
Member of the Nominating Committee

    Albert D. Angel, age 63, has served as Chairman of the Board of Directors of Axonyx since January 1999 and served as Chairman of the Board of Directors of the predecessor company, Axonyx Inc., from April 1997 to December 1998. At the 2000 Annual Meeting of Stockholders held on June 14, 2000 Mr. Angel was reelected as a director of Axonyx to serve until the 2001 Annual Meeting of Stockholders. Mr. Angel has more than 30 years of experience in the pharmaceutical and biotechnology fields, primarily at Merck & Co., Inc. Mr. Angel received his law degree from Yale Law School in 1960 and, after army service, was with the firm of Hughes Hubbard Blair & Reed until 1967. Mr. Angel joined Merck in 1967 as Latin American attorney and served successively as European Counsel and International Counsel until 1977 when he relocated to London as Vice-President of Merck Sharp & Dohme (Europe), Inc. During the next 8 years he served first as Regional Director responsible for Merck's Scandinavian businesses and then as Chairman and Managing Director of Merck Sharp & Dohme Limited responsible for business activities in the United Kingdom, Ireland and Anglophone Africa. From 1985 to 1993 Mr. Angel served as Vice-President, Public Affairs for Merck & Co., Inc. Since 1993 Albert Angel has been President of Angel Consulting and since November 1994 Mr. Angel has been a partner in Naimark & Associates, both of which provide management, marketing, planning and public affairs advice to pharmaceutical and biotechnology companies. He is also vice-chair of the National Board of Trustees of the National Jewish Medical and Research Center (Denver, Colorado).

    Gosse B. Bruinsma, M., age 47, has served as President of Axonyx Europe BV since its formation in October 2000 and has served as the Chief Operating Officer of Axonyx since February 2001. Dr. Bruinsma has over 15 years experience in the medical, pharmaceutical and biotechnology fields. Dr. Bruinsma received his undergraduate degree from McGill University, Montreal and received his medical degree from the University of Leiden, the Netherlands. He joined the pharmaceutical industry to become European Medical Director for Zambon, Milan. He subsequently joined the international contract research organization, ClinTrials Research, to become their Vice President for Medical and Regulatory Affairs. In September 1995 Dr. Bruinsma joined Forest Laboratories in New York as Medical Director, with responsibility for their anti-hypertensive product launch, HRT program, Cervidil®, and their urological disease projects. From September 1997 to October 1999 Dr. Bruinsma was General Manager and Vice-President Development for Chrysalis Clincal Services Europe based in Switzerland. From November 1999 until he joined Axonyx Europe BV, Dr. Bruinsma was the Vice President Development for Crucell BV (formerly IntroGene), a biotechnology company based in the Netherlands.

    Abraham E. (Barry) Cohen, age 63, has served as a director of Axonyx since May 2000. At the 2000 Annual Meeting of Stockholders held on June 14, 2000 Mr. Cohen was reelected as a director of Axonyx to serve until the 2001 Annual Meeting of Stockholders. Mr. Cohen is a retired Senior Vice President of Merck & Co. and President of the Merck Sharp & Dohme International Division (MDSI), which manufactures and markets human health products outside the United States. Mr. Cohen joined MDSI in New York in 1957 and moved to India in 1960 during the early development stages of the Merck subsidiary there. Subsequently, he played a key role in the development of Merck's International pharmaceutical business, becoming the first Managing Director for Pakistan in 1962 and Regional Director for South Asia in 1964. He became Regional Director for Northern Europe in 1967 and was elected MDSI's Vice President for Europe in 1969. In 1974, Mr. Cohen was elected Executive Vice President of MSDI at the division's headquarters in Rahway, New Jersey, and became President of the Division in 1977. In 1982, he was named to serve concurrently as a corporate Senior Vice President. In this role, his responsibilities were significantly expanded to include oversight of worldwide strategic issues and the development and acquisition of new businesses outside the United States. Mr. Cohen retired from Merck in January 1992. He continues to be an active international business executive, serving as a director of Akzo Corporation, an international conglomerate, located in the Netherlands,

Teva Pharmaceuticals in Israel, Gen-Probe USA, and Smith Barney (mutual funds). He is a trustee of the Population Council and he also serves as Chairman of NTI, Vasomedical and NESS.

    Michael R. Espey, age 39, has been a director, Vice President and Secretary of Axonyx since January 1999 and was a Director and Vice President of the predecessor company, Axonyx Inc., since January 1997. He served as Axonyx Inc.'s Treasurer from January 1997 until September 1998, and as Secretary until the merger in December 1998. At the 2000 Annual Meeting of Stockholders held on June 14, 2000 Mr. Espey was reelected as a director of Axonyx to serve until the 2001 Annual Meeting of Stockholders. At a board meeting on June 14, 2000, Mr. Espey was reelected as Vice President and Secretary of Axonyx to serve until the Board of Directors meeting to be held as soon as possible after the 2001 Annual Meeting of Stockholders. Michael Espey is an attorney based in Seattle, Washington with extensive experience in securities law and investment banking. From October 1994 to December 1995 Mr. Espey served as General Counsel for the securities firms of Lee, Van Dyk, Zivarts, Pingree & Co. and Financial Services International Corp. in Seattle. From January 1996 to March 1996 Mr. Espey was a self-employed attorney practicing corporate and securities law. From April 1996 to August 1998 Mr. Espey worked at Espey & Associates, Inc. a New York firm where he was involved in structuring several transnational securities placements.

    Marvin S. Hausman, M.D., age 59, has served as a director and President & Chief Executive Officer of Axonyx since January 1999, and as a director and President & CEO of the predecessor company, Axonyx Inc., from January 1997 to December 1998. At the 2000 Annual Meeting of Stockholders held on June 14, 2000 Dr. Hausman was reelected as a director of Axonyx to serve until the 2001 Annual Meeting of Stockholders. At a Board Meeting on June 14, 2000, Dr. Hausman was reelected as President and Chief Executive Officer of Axonyx to serve until the Board of Directors meeting to be held as soon as possible after the 2001 Annual Meeting of Stockholders. Dr. Hausman was a founder of Medco Research Inc., a pharmaceutical biotechnology company specializing in adenosine products. He has thirty years experience in drug development and clinical care. Dr. Hausman received his medical degree from New York University School of Medicine in 1967 and has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at U.C.L.A. Medical Center in Los Angeles. He also worked as a Research Associate at the National Institutes of Health, Bethesda, Maryland. He has been a Lecturer, Clinical Instructor and Attending Surgeon at the U.C.L.A. Medical Center Division of Urology and Cedars-Sinai Medical Center, Los Angeles. He has been a Consultant on Clinical/Pharmaceutical Research to various pharmaceutical companies, including Bristol-Meyers International, Mead-Johnson Pharmaceutical Company, Medco Research, Inc., and E.R. Squibb. Since October 1995 Dr. Hausman has been the President of Northwest Medical Research Partners, Inc., a medical technology and transfer company. He was a member of the board of directors of Medco Research, Inc. from May 1996 to July 1998. Dr. Hausman has been a member of the board of directors of Regent Assisted Living, Inc., a company specializing in building assisted living centers including care of senile dementia residents, since March 1996.

    Michael M. Strage, age 41, has been a director, Vice President and Treasurer of Axonyx since January 1999 and was a Director and Vice President of the predecessor company, Axonyx Inc., from January 1997 to December 1998. He served as Axonyx Inc.'s Secretary from January 1997 until September 1998, and as Treasurer until the merger in December 1998. At the 2000 Annual Meeting of Stockholders held on June 14, 2000 Mr. Strage was reelected as a director of Axonyx to serve until the 2001 Annual Meeting of Stockholders. At a board meeting on June 14, 2000, Mr. Strage was reelected as Vice President, Treasurer and Chief Administrative Officer of Axonyx to serve until the Board of Directors meeting to be held as soon as possible after the 2001 Annual Meeting of Stockholders. Michael Strage is an attorney with experience in corporate transactions, commercial and securities law, and litigation. From August 1986 to March 1991 Mr. Strage was an assistant district attorney at the Manhattan District Attorney's office. From April 1991 until March 1996, Mr. Strage was an associate at the Los Angeles law firm of Hancock, Rothert & Bunschoft. From April 1996 to August 1998

Mr. Strage was an employee at Espey & Associates, Inc., a New York firm, where he was involved in structuring several transnational securities placements.

    Christopher Wetherhill, age 52, has served as a director of Axonyx since August 1997. At the 2000 Annual Meeting of Stockholders held on June 14, 2000 Mr. Wetherhill was reelected as a director of Axonyx to serve until the 2001 Annual Meeting of Stockholders. From 1971 until 1977 he was the manager of the accounting and management services department at Arthur Young & Co., now Ernst & Young, Bermuda. From 1977 to 1981, he was a director and financial controller of Offshore Contractors (Bermuda) Limited, a Bermuda company involved in offshore oil platform construction and shipping. He is a Fellow of the Institute of Chartered Accountants in England and Wales, a member of the Bermudian and Canadian Institutes of Chartered Accountants, and a Fellow of the Institute of Directors and Freeman of the City of London. Since September 1994, Mr. Wetherhill has been the managing director of Boundary Bay Investments Limited, a major shareholder of Axonyx. Mr. Wetherhill is a chartered accountant and from September 1981 to June 1996, he was the President and Chief Executive Officer of Hemisphere Management Limited of Bermuda, a corporate management company. From June 1996 to December 2000 Mr. Wetherhill was the President & CEO of MRM Financial Services Ltd. (the parent company of Hemisphere Management Limited).

    Michael Strage is married to Michael Espey's sister. There are no other family relationships among any of the directors.

Information Concerning the Board of Directors and Committees Thereof

    During the year ended December 31, 2000, the Board of Directors met on eight occasions. Each director attended or participated in 75% or more of the meetings held by the Board of Directors and each committee member attended 75% or more of the meetings held by committees on which he served.

    The Board of Directors created the Compensation, Audit and Nominating Committees at the Board Meeting on January 13, 1999. Prior to that neither the Company nor its predecessors had any Board Committees.

    The Compensation Committee of the Board of Directors, currently consisting of Messrs. Albert Angel, Barry Cohen and Christopher Wetherhill, administers the Company's 1998 and 2000 Stock Option Plans, and makes proposals to the full Board of Directors for officer compensation programs, including salaries, option grants and other forms of compensation. The Compensation Committee met on five occasions during the year 2000.

    The Nominating Committee of the Board of Directors, currently consisting of Messrs. Marvin Hausman and Albert Angel, makes proposals to the full Board of Directors concerning the hiring or engagement of directors, officers and certain employee positions. The Nominating Committee met on two occasions in the year 2000. The Nominating Committee will not consider nominations recommended by the stockholders.

    The Audit Committee of the Board of Directors, currently consisting of Messrs. Albert Angel, Barry Cohen and Christopher Wetherhill, recommends the firm to be employed as the Company's independent public accountants, and oversees the Company's audit activities and certain financial matters to protect against improper and unsound practices and to furnish adequate protection to all assets and records. On March 24, 2000, the Board of Directors adopted an Audit Committee Charter, the text of which can be found in Appendix A. The three members of the Audit Committee are independent (as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards). The Audit Committee met on five occasions during the year 2000.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

    The following is the report of the Audit Committee of the Board of Directors of Axonyx with respect to Axonyx's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's Annual Report on Form 10-KSB. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT

    The members of the Audit Committee reviewed and discussed the audited financial statements with certain members of the management of the Company.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

    The Audit Committee of the Board of Directors of Axonyx met on March 8, 2001 to review the financial statements for the fiscal year ending December 31, 2000 audited by Richard A. Eisner & Company, LLP, Axonyx's independent auditors. The Audit Committee discussed with a representative of Richard A. Eisner & Company, LLP the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from Richard A. Eisner & Company, LLP required by Independent Standards Board Standard No. 1.

CONCLUSION

    Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ending December 31, 2000 be included in the Company's Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

                      The Audit Committee
                      Albert D. Angel
                      Abraham E. Cohen
                      Christopher Wetherhill

EXECUTIVE COMPENSATION

Executive Officers

    The executive officers of the Company are Marvin S. Hausman, M.D., President and Chief Executive Officer, Gosse B. Bruinsma, M.D., Chief Operating Officer, Michael R. Espey, Vice President, General Counsel and Secretary, Michael M. Strage, Vice President and Treasurer, Robert G. Burford, Ph.D., Vice President, Product Development.

Information Concerning Executive Officers Who Are Not Directors

    Robert G. Burford, Ph.D., F.A.C.A. Dr. Burford has been Vice President, Product Development since December 3, 1999 and on June 14, 2000, the Board of Directors re-elected him to this position to serve until its next meeting, which is to take place soon after the 2001 Annual Meeting of Stockholders. Dr. Burford has 36 years of experience in pharmaceutical development, including nine years of preclinical experience with Bio Research Laboratories (Montreal) and 17 years of clinical experience with Searle Pharmaceuticals (Oakville, Ontario and Chicago). He has successfully managed drug development programs for G.D. Searle and Co., Biovail Corporation International, and other major pharmaceutical companies. Most recently he successfully directed the clinical development of Tiazac™, a drug for the treatment of hypertension that now commands 15% of the market. For ten years prior to joining Axonyx, Dr. Burford ran the consulting firm American Clinical Research Consultants Inc., which provided toxicology, and clinical program management services to numerous clients. During this time he acquired extensive experience in interacting with the FDA in support of drug and device development programs. Dr. Burford has held various non-academic positions including President, Society of Toxicology of Canada, Secretary General of the International Union of Toxicology, Chairman of the Scientific Affairs Subcommittee, National Pharmaceutical Council and Chairman, Strategic Grants Committee of the Environmental Toxicology Natural Sciences and Engineering Research Council for the Government of Canada.

Summary Compensation

    Below is the aggregate annual remuneration of each of the highest paid persons who were executive officers of Axonyx during Axonyx's last three fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000. Axonyx did not pay any cash compensation to these executive officers during fiscal year 1998.

SUMMARY COMPENSATION TABLE

								Long Term Compensation
		Annual Compensation						Awards
											Payouts
						Other annual compensation ($)		Restricted stock award(s) ($)		Securities underlying Options/ SARs (#)
Name and principal position	Year	Salary ($)		Bonus ($)							LTIP payouts ($)		All other compensation ($)
Marvin S. Hausman Dir., Pres. & CEO	2000 1999 1998	$ $ $	190,000 125,000 0	$ $ $	150,000 150,000 0	$ $ $	0 0 0	$ $ $	0 0 0	250,000 200,000 0	$ $ $	0 0 0	$ $ $	0 0 0
Michael M. Strage Dir., V.P., Treas.	2000 1999 1998	$ $ $	132,000 100,000 0	$ $ $	30,000 45,000 0	$ $ $	0 0 0	$ $ $	0 0 0	140,000 40,000 0	$ $ $	0 0 0	$ $ $	0 28,000	(1)
Robert G. Burford V.P.	2000 1999 1998	$ $ $	129,000 17,000 0	$ $ $	50,000 0 0	$ $ $	0 0 0	$ $ $	0 0 0	100,000 110,000 0	$ $ $	0 0 0	$ $ $	0 61,000 0	(2)
Michael R. Espey Dir., V.P., Sec.	2000 1999 1998	$ $ $	125,000 84,000 0	$ $ $	25,000 0 0	$ $ $	0 0 0	$ $ $	0 0 0	80,000 20,000 0	$ $ $	0 0 0	$ $ $	0 0 28,000	(3)

(1)
Michael M. Strage received a consulting fee of $7,000 per month for four months in 1998.

(2)
Robert G. Burford, through his company American Clinical Research Consultants, Inc., received a consulting fee of $61,000 for services rendered in 1999.

(3)
Michael R. Espey received a consulting fee of $7,000 per month for four months in 1998.

Option Grants in Year Ended December 31, 2000

    The following table discloses information concerning stock option grants to certain named executive officers in the Company's last fiscal year ended December 31, 2000.

Option/SAR Grants in Last Fiscal Year

Individual Grants
Name	Number of securities underlying Options/ SARs granted (#)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price ($/Sh)		Expiration date
Marvin S. Hausman(1)	100,000 150,000	34.20%	$ $	11.50 7.91	1/9/10 12/14/10
Michael M. Strage(2)	40,000 100,000	19.15%	$ $	11.50 11.00	1/9/10 5/4/10
Robert G. Burford(3)	100,000	13.68%		$7.91	12/14/10
Michael R. Espey(4)	40,000 40,000	10.94%	$ $	11.50 7.91	1/9/10 12/14/10

(1)	On January 10, 2000, Axonyx granted 100,000 Non-Statutory Stock Options exercisable at $11.50 per share to Marvin S. Hausman, President & CEO of Axonyx, with 25,000 options vesting immediately, 25,000 vesting on January 10, 2001, 25,000 vesting on January 10, 2002, and 25,000 vesting on January 10, 2003. On December 15, 2000, Axonyx granted 150,000 Non-Statutory Stock Options exercisable at $7.91 per share to Marvin S. Hausman, with 37,500 options vesting immediately, 37,500 vesting on December 15, 2001, 37,500 vesting on December 15, 2002, and 37,500 vesting on December 15, 2003.

(2)
On January 10, 2000, Axonyx granted 24,000 Incentive Stock Options exercisable at $11.50 per share to Michael M. Strage, Vice President & Treasurer of Axonyx, with 6,000 options vesting immediately, 6,000 vesting on January 10, 2001, 6,000 vesting on January 10, 2002, and 6,000 vesting on January 10, 2003. On January 10, 2000, Axonyx granted 16,000 Non-Statutory Stock Options exercisable at $11.50 per share to Michael M. Strage, with 4,000 options vesting immediately, 4,000 vesting on January 10, 2001, 4,000 vesting on January 10, 2002, and 4,000 vesting on January 10, 2003. On May 5, 2000, Axonyx granted 100,000 Non-Statutory Stock Options exercisable at $11.00 per share to Michael M. Strage, with 25,000 options vesting on May 5, 2001, 25,000 vesting on May 5, 2002, 25,000 vesting on May 5, 2003, and 25,000 vesting on May 5, 2004.
(3)
On December 15, 2000 Axonyx granted 100,000 Non-Statutory Stock Options exercisable at $7.91 per share to Robert G. Burford, Vice President for Drug Development of Axonyx, with 25,000 options vesting immediately, 25,000 vesting on December 15, 2001, 25,000 vesting on December 15, 2002, and 25,000 vesting on December 15, 2003.
(4)
On January 10, 2000, Axonyx granted 5,200 Incentive Stock Options exercisable at $11.50 per share to Michael R. Espey, Vice President & Secretary of Axonyx, with 1,300 options vesting immediately, 1,300 vesting on January 10, 2001, 1,300 vesting on January 10, 2002, and 1,300 vesting on January 10, 2003. On January 10, 2000, Axonyx granted 34,800 Non-Stautory Stock Options exercisable at $11.50 per share to Michael R. Espey, with 8,700 options vesting immediately, 8,700 vesting on January 10, 2001, 8,700 vesting on January 10, 2002, and 8,700 vesting on January 10, 2003. On December 15, 2000 Axonyx granted 40,000 Non-Statutory Stock Options exercisable at $7.91 per share to Michael R. Espey, with 10,000 options vesting immediately, 10,000 vesting on December 15, 2001, 10,000 vesting on December 15, 2002, and 10,000 vesting on December 15, 2003.

    No free standing Stock Appreciation Rights (SARs) were granted to any executive officers in fiscal year 2000.

Aggregate Option Exercises in Year Ended December 31, 2000 and Year-End Option Values

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

			Number of securities underlying unexercised options/SARs at fiscal year end (#)	Value of unexercised in-the-money options/SARs at fiscal year end ($)
Name	Shares acquired on exercise (#)	Value realized ($)	Exercisable/ unexercisable	Exercisable/ unexercisable
Marvin S. Hausman, M.D., Pres. & CEO	0	$0	237,500/ 212,500	$ $	555,000 185,000
Michael M. Strage, V.P. & Treasurer	0	$0	75,000/ 105,000	$ $	117,900 3,930
Robert G. Burford, V.P.	0	$0	60,000/ 150,000	$ $	5,275 0
Michael R. Espey, V.P. & Secretary	0	$0	50,000/ 50,000	$ $	0 0

    There were no exercises of options by these executive officers in the fiscal year 2000.

Long Term Incentive Plan

    Axonyx does not have a Long-Term Incentive Plan (LTIP) and therefore did not make any LTIP awards in the fiscal year 2000.

Compensation of Directors

    Axonyx pays its non-employee directors (Messrs. Angel, Cohen and Wetherhill) $500 for each board meeting attended in person and $250 for each board meeting attended by telephone. Directors are also reimbursed for their out-of-pocket expenses incurred to attend meetings.

    Albert Angel was paid a consulting fee in the amount of $47,000 in the year 2000. No formal written consulting agreement was entered into with Mr. Angel. Mr. Angel was also paid approximately $1,000 per month during the year 2000 for office overhead expenses, including compensation for the use of a portion of Mr. Angel's residence.

    The non-employee directors of Axonyx were granted stock options in fiscal year 2000 under the Axonyx Inc. 1998 Stock Option Plan and the 2000 Stock Option Plan.

    On January 10, 2000, Axonyx granted 100,000 Non-Statutory Stock Options exercisable at $11.50 per share to Albert D. Angel, Chairman of the Board, with 25,000 vesting immediately, 25,000 vesting on January 10, 2001, 25,000 vesting on January 1, 2002, and 25,000 vesting on January 1, 2003. On December 15, 2000, Axonyx granted 200,000 Non-Statutory Stock Options exercisable at $7.91 per share to Albert D. Angel, with 50,000 vesting immediately, 50,000 vesting on December 15, 2001, 50,000 vesting on December 15, 2002, and 50,000 vesting on December 15, 2003.

    On May 5, 2000, Axonyx granted 50,000 Non-Statutory Stock Options exercisable at $11.00 per share to Barry Cohen, a director of Axonyx, with 20,000 options vesting immediately, 10,000 options vesting on May 5, 2001, 10,000 options vesting on May 5, 2002, and 10,000 options vesting on May 5, 2003. On December 15, 2000 Axonyx granted 20,000 Non-Statutory Stock Options exercisable at $7.91 per share to Barry Cohen, with 5,000 options vesting immediately, 5,000 options vesting on December 15, 2001, 5,000 options vesting on December 2002, and 5,000 options vesting on December 15, 2003.

    On December 15, 2000, Axonyx granted 20,000 Non-Statutory Stock Options exercisable at $7.91 per share to Christopher Wetherhill, a director of Axonyx, with 5,000 options vesting immediately, 5,000 options vesting on December 15, 2001, 5,000 options vesting on December 2002, and 5,000 options vesting on December 15, 2003.

Employment Contracts with Executive Officers and Termination of Employment and Change-in-Control Arrangements

    Axonyx does not have any employment contracts with its named executive officers, except as follows:

    Robert G. Burford, Ph.D., Vice President for Product Development. On November 10, 1999, Axonyx signed a letter agreement with Robert Burford under which Dr. Burford agreed to serve as the Vice President for Product Development, and was paid $100,000 per year until July 2000, after which Dr. Burford's salary was increased to $150,000 per year. In addition, Dr. Burford was granted an Incentive Stock Option to purchase 100,000 shares at $8.125 per share, with 12,500 shares vesting immediately, 12,500 options vesting on August 31, 2000, 25,000 options vesting on August 31, 2001, 25,000 options vesting on August 31, 2002, and 25,000 options vesting on August 31, 2003.

    Axonyx does not have any arrangements with its executive officers triggered by termination of employment or change in control other than the following: All options granted under the 1998 Stock Option Plan, including those to its executive officers, provide for accelerated vesting upon a change in control, among other events, unless the options are either assumed by the successor corporation or are replaced by a comparable cash incentive program of the successor corporation based on the value of the option upon the change in control event.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). In 2000, officers, directors and greater than ten percent stockholders were required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of copies of such forms that have been furnished to the Company in 2000, the Company has determined that the following reporting persons subject to Section 16(a) failed to file reports on a timely basis. Barry Cohen, a director, failed to file a required Form 3 upon his election as a director of Axonyx on a timely basis. Christopher Wetherhill, a director, failed to file a required Form 4 concerning a distribution of shares of Axonyx by Boundary Bay Investments Ltd., a corporation controlled by Mr. Wetherhill, on a timely basis.

Security Ownership of Certain Beneficial Owners and Management.

    The following table sets forth certain information regarding beneficial ownership of Axonyx's common stock as of May 16, 2001 (a) by each person known to Axonyx to own beneficially 5% or more of any class of Axonyx's common stock, (b) by each of Axonyx's named executive officers and directors and (c) by all executive officers and directors of Axonyx as a group. As of May 16, 2001 there were 15,277,371 shares of common stock of Axonyx issued and outstanding. The numbers of shares beneficially owned include shares of common stock which the listed beneficial owners have the right to acquire within 60 days of May 16, 2001 upon the exercise of all options and other rights beneficially owned on that date. Unless otherwise noted, Axonyx believes that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Marvin S. Hausman, M.D.(2)	2,152,550	13.87%
Albert D. Angel(3)	849,000	5.44%
Christopher Wetherhill(4)	729,250	4.75%
Michael M. Strage(5)	325,000	2.12%
Michael R. Espey(6)	300,000	1.96%
Robert G. Burford, Ph.D.(7)	60,000	0.39%
Abraham E. Cohen(8)	45,000	0.29%
Gosse B. Bruinsma, M.D.(9)	25,000	0.16%
All directors and executive officers (eight persons) as a group	4,485,800	27.75%
Steven C. Espey(10)	2,050,000	13.41%

(1)	Unless otherwise indicated, the address of each of the listed beneficial owners identified above is c/o 825 Third Avenue, 40th Floor, New York, NY 10022.
(2)
Includes: (i) 1,915,050 shares owned by Dr. Hausman; (ii) 150,000 vested but unexercised options exercisable at $3.11 per share granted on January 13, 1999, (iii) 50,000 vested but unexercised options exercisable at $11.50 per share granted on January 10, 2000, and (iv) 37,500 vested but unexercised options exercisable at $7.91 granted on December 15, 2000. Does not include (i) 3,000 shares gifted to Dr. Hausman's three adult children, with 1,000 to each in October 1999, (ii) 200 shares gifted to Roberta Matta in October 1999, (iii) 5,000 shares gifted to a religious institution in October 2000, (iv) 5,000 shares gifted to six non-affiliate donees in September 2000, (iv) 50,000 unvested options exercisable at $3.11 per share granted on January 13, 1999, (v) 50,000 unvested options exercisable at $11.50 per share granted on January 10, 2000, and (vi) 112,500 unvested options exercisable at $7.91 per share granted on December 15, 2000.

(3)
Includes (i) 516,000 shares owned by Mr. Angel, (ii) 8,000 common stock purchase warrants exercisable at $11.00 per share purchased in a private placement on September 28, 1999, (iii) 225,000 vested but unexercised options exercisable at $2.88 per share granted to Mr. Angel on January 13, 1999, (iv) 50,000 vested but unexercised options exercisable at $11.50 per share granted to Mr. Angel on January 10, 2000, and (v) 50,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000. Does not include: (i) 75,000 unvested options exercisable at $2.88 per share granted on January 13, 1999; (ii) 50,000 unvested options exercisable at $11.50 per share granted on January 10, 2000; and (iii) 150,000 unvested options exercisable at $7.91 per share granted on December 15, 2000.
(4)
Includes (i) 107,500 shares owned by Mr. Wetherhill; (ii) 517,250 shares held by Boundary Bay Investments Ltd. (BBI), a corporation controlled by Mr. Wetherhill; and (iii) 37,500 held by Byland Holdings Ltd., a shareholder of BBI controlled by Mr. Wetherhill; (iv) 24,000 common stock purchase warrants exercisable at $11.00 per share held by BBI; (v) 8,000 common stock purchase warrants exercisable at $11.00 per share held by Byland Holdings; (vi) 30,000 vested but unexercised options exercisable at $2.88 per share granted on January 13, 1999 held in Mr. Wetherhill's name; and (vii) 5,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000 held in Mr. Wetherhill's name. Mr. Wetherhill holds a controlling position as the Managing Director of BBI and is the sole beneficial owner of Byland Holdings Ltd., a shareholder of BBI. Does not include (i) 10,000 unvested options exercisable at $2.88 per share granted on January 13, 1999; and (ii) 15,000 unvested options exercisable at $7.91 per share granted on December 15, 2000.
(5)
Includes (i) 250,000 shares owned by Mr. Strage; (ii) 30,000 vested but unexercised options exercisable at $2.88 per share granted on January 13, 1999, (iii) 20,000 vested but unexercised options exercisable at $11.50 per share granted on January 10, 2000, and (iv) 25,000 vested but unexercised options exercisable at $11.00 per share granted on May 5, 2000. Does not include: (i) 10,000 unvested options exercisable at $2.88 per share granted on January 13, 1999, (ii) 20,000 unvested options exercisable at $11.50 per share granted on January 10, 2000; and (iii) 75,000 unvested options exercisable at $11.00 per share granted on May 5, 2000.
(6)
Includes (i) 250,000 shares owned by Mr. Espey; (ii) 20,000 vested but unexercised options exercisable at $8.50 per share granted on June 7, 1999; (iii) 20,000 vested but unexercised options exercisable at $11.50 per share granted on January 10, 2000; and (iii) 10,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000. Does not include (i) 20,000 unvested options exercisable at $11.50 per share granted on January 10, 2000; and (ii) 30,000 unvested options exercisable at $7.91 per share granted on December 15, 2000.
(7)
Includes (i) 2,500 vested but unexercised options exercisable at $4.70 granted to Dr. Burford on March 25, 1999, (ii) 7,500 vested but unexercised options exercisable at $7.20 granted on October 1, 1999; (iii) 25,000 vested but unexercised options exercisable at $8.125 per share granted on November 1, 1999; and (iv) 25,000 vested but unexercised options exercisable at $7.91 per share granted on December 25, 2000. Does not include (i) 75,000 unvested options exercisable at $8.125 per share granted on November 1, 1999; and (ii) 75,000 unvested options exercisable at $7.91 per share granted on December 25, 2000.
(8)
Includes (i) 10,000 shares owned by Mr. Cohen; (ii) 30,000 vested but unexercised options exercisable at $11.00 per share granted on May 5, 2000; and (iii) 5,000 vested but unexercised options exercisable at $7.91 per share granted on December 15, 2000. Does not include (i) 20,000 unvested options exercisable at $11.00 per share granted on May 5, 2000; and (ii) 15,000 unvested options exercisable at $7.91 per share granted on December 15, 2000.

(9)
Includes 25,000 vested but unexercised options exercisable at $9.50 per share granted to Dr. Bruinsma on October 10, 2000. Does not include 125,000 unvested options exercisable at $9.50 per share granted on October 10, 2000.
(10)	Steven Espey is Michael Espey's stepfather. Mr. Espey's address is 358 East 69th Street, New York, NY 10021.

Certain Relationships and Related Transactions.

    On October 2, 2000, Axonyx entered into a Data Management and Reporting Services Agreement with Clinfo Systems, LLC. Robert G. Burford, Vice President, Product Development of Axonyx, is a founding member of Clinfo Systems and owns a fifty percent (50%) membership interest. Pursuant to the agreement, Clinfo Systems provides data management and reporting services in connection with certain clinical trials conducted by Axonyx. Axonyx will pay Clinfo Systems up to $360,000 for services rendered, of which $120,000 was paid during 2000. The agreement expires September 30, 2001. On January 2, 2001, Axonyx entered into a second Data Management and Reporting Services Agreement with Clinfo Systems. Pursuant to the second agreement, Clinfo Systems provides data management and reporting services in connection with certain other clinical trials conducted by Axonyx. Axonyx will pay Clinfo Systems up to $190,000 for services rendered. The second agreement expires July 31, 2001.

    On September 24, 1999, Byland Holdings Ltd., a corporation beneficially owned by Christopher Wetherhill, a director of Axonyx, purchased 4 units in a private placement and was issued 16,000 shares and 8,000 warrants. On September 28, 1999, Albert D. Angel, the Chairman of the Board of Directors of Axonyx purchased 4 units for an aggregate of $100,000 in this private placement and was issued 16,000 shares and 8,000 warrants. On September 30, 1999, Boundary Bay Investments Ltd., a shareholder of Axonyx beneficially owned by Christopher Wetherhill, a director of Axonyx, purchased 12 units for an aggregate of $300,000 in this private placement, and was issued 48,000 shares and 24,000 warrants.

    On September 22, 1999 Boundary Bay Investments Ltd., a shareholder of Axonyx beneficially owned by Christopher Wetherhill, a director of Axonyx, elected to convert two nine percent convertible notes in an aggregate principal amount of $200,000 into 100,000 shares of common stock at a post-split conversion price of $2.00 per share. Axonyx issued 100,000 shares to BBI on September 27, 1999.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP
AS INDEPENDENT AUDITORS OF THE COMPANY

    Richard A. Eisner & Company, LLP has served as the Company's independent accountants since 1998. On April 17, 2001, the Board of Directors, subject to stockholder ratification, approved the continued appointment of Richard A. Eisner & Company, LLP, independent auditors, to audit the accounts of the Company for the 2001 fiscal year.

    Audit services of Richard A. Eisner & Company, LLP include the examination of the financial statements of the Company and services related to filings with the Securities and Exchange Commission.

    The Audit Committee intends to meet with Richard A. Eisner & Company, LLP in 2001 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Richard A. Eisner & Company, LLP, as well as the fees charged for such services.

Fees Billed to the Company by Richard A. Eisner & Company, LLP during Fiscal 2000.

    Audit Fees:  An aggregate of $37,080.00 was billed for professional services rendered for the audit of the Company's annual financial statements for the 2000 fiscal year and for the reviews of financial statements included in the Company's quarterly reports on Form 10-QSB for the 2000 fiscal year.

    Financial Information Systems Design and Implementation Fees:  The Company did not engage Richard A. Eisner & Company, LLC to provide advice to the Company regarding financial information systems design and implementations during the 2000 fiscal year.

    All Other Fees:  Fees billed to the Company by Richard A. Eisner & Company, LLC during the 2000 fiscal year for all other non-audit services rendered to the Company, including Securities and Exchange Commission registration statements, tax consulting services, statutory audits and other assurance services, totaled $16,400.00.

    The Company's Audit Committee considered whether the provision of non-audit services rendered by Richard A. Eisner & Company, LLC to the Company was compatible with maintaining Richard A. Eisner & Company, LLC's independence.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. Submission of the appointment to stockholders is not required. However, the Board of Directors will reconsider the appointment if it is not approved by stockholders. The appointment will be deemed ratified if a majority of the shares of common stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal. A representative of Richard A. Eisner & Company, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

OTHER MATTERS

    The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

    The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of common stock. The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

    The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders. In order to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1% of the Company's securities entitled to be voted on the proposal at the meeting for at least one year by the date the stockholder submits the proposal. In addition, the stockholder must continue to hold those securities through the date of the meeting. Under current SEC rules, to be included in Axonyx's proxy statement and proxy card, any proposal by a stockholder intended to be presented at the 2002 annual meeting of Stockholders must be received by Axonyx, subject to certain exceptions, no later than January 22, 2002. Any such proposal, including any accompanying supporting statement, may not exceed 500 words. Such proposal should be addressed to the Secretary of the Company, Michael R. Espey. In addition, the proxy solicited by the Board of Directors for the 2002 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2002 annual meeting of stockholders that is not described in the 2002 proxy statement unless the Company has received notice of such proposal on or before the close of business on April 5, 2002. However, if the Company determines to change the date of the 2002 annual meeting of stockholders more than 30 days from June 14, 2002, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2002 annual meeting of stockholders in order to allow stockholders an opportunity to make proposals in accordance with the rules and regulations of the SEC.

ANNUAL REPORTS

    Our 2000 Annual Report to Stockholders, which contains selected information from our Annual Report on Form 10-KSB, as amended, including its financial statements for the year ended December 31, 2000, accompanies this proxy statement. Axonyx's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2000 will also be made available (without exhibits), free of charge, to interested stockholders upon written or oral request to Michael Strage, Vice President and Treasurer, 825 Third Avenue, 40th Floor, New York, New York 10022, telephone (212) 688-4770.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ MARVIN S. HAUSMAN, M.D. Marvin S. Hausman, M.D. President & Chief Executive Officer
May 22, 2001

APPENDICES

Appendix A: Audit Committee Charter

Appendix B: Form of Proxy

CHARTER

AUDIT COMMITTEE OF AXONYX INC.

    The members of the Audit Committee shall be appointed by the Board of Directors of Axonyx Inc. (the "Company") to assist the Board in monitoring the integrity of the Company's financial reporting process including its internal controls regarding financial reporting, the compliance by the Company with legal and regulatory requirements, the independence and performance of the Company's external auditors and generally to provide an avenue of communication among the independent auditors, management, external accountants and the Board of Directors.

    The Committee shall be comprised of independent directors appointed by the Board of Directors and shall have at least three members. Generally, an independent director is free of any relationship that could influence his or her judgment as a Committee member. The Committee members shall be directors who are either financially literate or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have past experience in finance or accounting, or related financial oversight management experience. The number of members of the Audit Committee, their independence, their financial literacy and experience requirements shall meet applicable NASD requirements.

    The Audit Committee will meet as required to perform its oversight role under this Charter. The Committee Chairman has the power to call a Committee meeting whenever he or she thinks that there is a need. Committee members may attend meetings by teleconference. A Committee member should not vote on any matter in which he or she is not independent.

    In discharging its oversight role, the Audit Committee has the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel, accountant or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

KEY AUDIT COMMITTEE RESPONSIBILITIES

    The independent accountants' ultimate responsibility is to the Board of Directors and the Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants (or to nominate the independent accountant to be proposed for shareholder approval in any proxy statement).

Responsibilities for engaging independent auditors and oversight of the independence of auditors.

1.
Request from the outside auditors, at least annually, a formal written statement regarding the auditor's independence consistent with Independence Standards Board Standard No. 1.

2.
Discuss such written statement with the auditor concerning any disclosed relationships between the auditor and the Company, and if so determined by the Audit Committee, recommend that the Board take appropriate action to assure the independence of the auditor.

3.
Recommend to the Board the appointment of the independent auditor and approve the fees and other compensation to be paid to the independent auditor.

4.
Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

5.
Review major changes to the Company's accounting principles and practices taking into consideration the views of the independent auditor, internal or external accountants or management.

Responsibilities for reviewing the annual external audit and the review of quarterly and annual financial statements.

1.
The Committee shall review with management and the outside auditors the audited financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K or 10-KSB (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K or 10-KSB) and review and consider with the outside auditors the matters required to be discussed by the Statement of Auditing Standards ("SAS") No. 61.

2.
Review with management and the independent auditor the Company's quarterly financial statements and the matters required to be discussed by SAS No. 61 prior to the release of quarterly earnings to the public or the filing of the financial statements with the SEC or other regulatory agencies.

Periodic responsibilities.

1.
Review and annually reassess the adequacy of this Charter and submit any amendments to the Board for approval.

2.
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

3.
The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; this is the responsibility of management and upon completion of the audit by the independent auditor, subject to their findings, the auditors render their report on the financial statements. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations, this is the responsibility of the Board.

    This amended Charter of the Audit Committee of Axonyx Inc. was adopted by the Board of Directors of Axonyx Inc. on May 11, 2001.

PROXY

FOR THE 2001 ANNUAL MEETING
OF STOCKHOLDERS OF
AXONYX INC.

    KNOW ALL MEN BY THESE PRESENTS: That the undersigned hereby constitutes and appoints Michael Strage and Michael Espey, and each of them, with the power of substitution, attorneys and proxies to appear and vote at an Annual Meeting of Stockholders of Axonyx, Inc. to be held on June 14, 2001 at 9:30 a.m. in the Morrison Room at the Benjamin Hotel, 125 East 50th St., New York, NY 10022, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, including authority to vote on the matters shown below in the manner directed and upon any other matter which may properly come before the meeting.

    This proxy is solicited on behalf of the Board of Directors of Axonyx Inc. Except as specified to the contrary below, the shares represented by this proxy will be voted FOR Proposals 1 and 2. The undersigned hereby revokes any proxy previously given to vote such shares at the meeting or at any adjournment.

    Please return promptly in the enclosed envelope.

    PLEASE MARK THE FOLLOWING WITH AN "X."

1.
Directors recommend a vote for each of the following nominee directors: #1 Albert D. Angel, #2 Gosse B. Bruinsma, #3 Abraham E. Cohen, #4 Michael R. Espey, #5 Marvin S. Hausman, #6 Michael M. Strage, #7 Christopher Wetherhill.

FOR ALL NOMINEES	[ ]
WITHHOLD ALL NOMINEES	[ ]
WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE.
WRITE NUMBER(S) OF NOMINEE(S) BELOW.

2.
Ratification of the appointment of Richard A. Eisner & Company, LLP as auditors of Axonyx Inc.'s financial statements for the fiscal year ending December 31, 2001.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3.
In the discretion of the proxy holders, upon such other matters as may properly come before the meeting.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

    Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use their full title and, if more than one, all should sign. If the stockholder is a corporation, please sign the full corporate name by an authorized officer. If the stockholder is a partnership or limited liability company, please sign full entity name by an authorized person.

Print Name

Signature

(Additional signature, if held jointly)
DATE:

PLEASE RETURN THIS PROXY IN THE POSTAGE PAID,
PRE-ADDRESSED ENVELOPE ENCLOSED.

QuickLinks

NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2001
PROXY STATEMENT FOR ANNUAL MEETING TO BE HELD JUNE 14, 2001
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT AUDITORS OF THE COMPANY
OTHER MATTERS
PROXY SOLICITATION
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
ANNUAL REPORTS
APPENDICES
CHARTER AUDIT COMMITTEE OF AXONYX INC.
PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF AXONYX INC.